UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3415 S. Sepulveda Blvd, Suite 1100-6592 Los Angeles, CA 90034 (Address of principal executive offices) (888) 263-9799 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2022, pursuant to a unanimous resolution of the Company’s Board of Directors, the Company and its wholly owned subsidiary, Parallax Behavioral Health, Inc. (“PBH” or “Seller”), executed an Intellectual Property Purchase Agreement (the “Purchase Agreement”) for the sale of certain intellectual property (the “Intellectual Property”), as defined within the Purchase Agreement, to Data Health Partners, Inc., a privately held Delaware corporation (“DHPI” or “Buyer”). The Purchase Agreement is effective April 13, 2022, and includes the following consideration to Seller for the transfer of all rights, title and interest in and to the Intellectual Property to Buyer:

1.An aggregate of 3,960,344 shares of Buyer’s common stock to be issued to the Company’s shareholders of record on the Record Date of April 13, 2022 (the “Parallax Shareholders”); and

2.An Anti-Dilution Agreement providing for certain protections for the Parallax Shareholders; and

3.A corporate Promissory Note in the principal sum of twenty million dollars ($20,0000,000), bearing interest at a rate of three percent (3%) per annum, and maturing in ten (10) years (the “Note”). The Note is secured by the Intellectual Property, as defined within the Intellectual Property Pledge and Security Agreement; and

4.A royalty of two and one-half percent (2.5%) of Net Proceeds from the monetization of the Intellectual Property, as defined within the Royalty Agreement.

The foregoing disclosure set forth in this Section 1.01 does not purport to be complete, and is qualified in its entirety by reference to the Intellectual Property Purchase Agreement filed herewith as Exhibit 10.1 of this Current Report and incorporated by reference herein.

Purpose and Consideration

Parallax has entered into this transaction to help the Company meet its financial obligations and generate value for its shareholders.

DHPI has entered into this transaction in an effort to monetize the Intellectual Property through licensing and joint ventures, and to prosecute possible infringement through litigation.

The consideration provided to Parallax has been based upon potential sources of revenues for the Intellectual Property from prospective licensing and recovery of financial damages from infringement.

About Data Health Partners

The primary focus of the Data Health Partners, Inc. business is in the commercialization of intellectual property through business development, licensing endeavors, and enforcement of intellectual property services and products.  Ms. Calli Bucci serves as DHPI’s Chief Financial Officer and is a member of its Board of Directors, and is also Parallax’s Chief Financial Officer and Corporate Secretary, and a member of Parallax’s Board of Directors.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosures set forth in Item 1.01 are incorporated into this Item 2.01 by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information.

Pro forma financial information relative to the disposition transaction is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description of Exhibit	Filing Reference
10.1	Intellectual Property Purchase Agreement	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: May 11, 2022	/s/ David L. Stark
David L. Stark
President